CONSENT OF INDEPENDENT AUDITORS We consent to the inclusion in this Current Report on Form 8-K/A of Nauticus Robotics, Inc. of our report dated May 28, 2025, relating to our audit of the consolidated financial statements of SeaTrepid International, LLC and its subsidiaries as of and for the years ended December 31, 2024 and 2023. /s/ Whitley Penn LLP Houston, Texas May 29, 2025